Exhibit 99.1

Amesite Inc.

Financial Report

December 31, 2017

Amesite Inc.

Contents

Financial Statements
Balance Sheet	2
Statement of Operations	3
Statement of Stockholder’s Equity	4
Statement of Cash Flows	5
Notes to Financial Statements	6-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Amesite Inc.

205 East Washington Street

Unit B

Ann Arbor, MI 48104

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Amesite Inc. (the “Company”) as of December 31, 2017, the related statements of operations, stockholder’s equity, and cash flows, for the period from November 14, 2017 (date of incorporation) through December 31, 2017, and the related notes to the financial statements (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the period November 14, 2017 (date of incorporation) through December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

The Company is in the development stage at December 31, 2017. As discussed in Note 8 to the financial statements, the Company entered into an Agreement and Plan of Merger and Reorganization with Lola One Acquisition Corporation and held an initial closing of a private placement offering in which it sold to accredited investors shares of its common stock. Our opinion is not modified with respect to this matter.

/s/ Deloitte and Touche LLP

Detroit, MI

March 22, 2018 (except as to earnings per share and Note 8, as to which the date is May 1, 2018)

We have served as the Company’s auditor since 2017.

1

Amesite Inc.

Balance Sheet

December 31, 2017
Assets
Property and Equipment - Net (Note 3)	$12,655
Security Deposit (Note 6)	5,000
Total assets	$17,655
Liabilities and Stockholder’s Equity
Current Liabilities
Shareholder payables (Note 5)	$28,728
Accrued and other current liabilities:
Accrued subcontractor fees	13,500
Accrued professional fees	2,500
Other accrued liabilities	3,992
Total current liabilities	48,720
Stockholder’s Equity:
Class A stock, $.0001 par value, authorized 6,000,000 shares, 0 shares issued and outstanding (Note 4)
Class B stock, $.0001 par value, authorized 4,000,000 shares, 4,000,000 shares issued and outstanding	400
Accumulated Deficit	(31,465)
Total stockholder’s equity	(31,065)
Total liabilities and stockholder’s equity	$17,655

2

Amesite Inc.

Statement of Operations

November 14, 2017 (date of incorporation) through December 31, 2017
Operating Expenses - General and Administrative
Other general and administrative expenses	$2,964
Office rent	5,973
Telephone and data expense	3,600
Subcontract development services	16,990
Travel expenses	1,938
Total operating expenses	31,465
Net Loss	$(31,465)

Earnings per Share

Basic earnings per share	$(.01)

Weighted average shares outstanding	4,000,000

3

Amesite Inc.

Statement of Stockholder’s Equity

November 14, 2017 (date of incorporation) through December 31, 2017

	Common Stock - Class A	Common Stock - Class B	Accumulated Deficit	Total
Balance - November 14, 2017	$-	$-	$-	$-
Net loss	-	-	(31,465)	(31,465)
Issuance - November 14, 2017	-	400	-	400
Balance - December 31, 2017	$-	$400	$(31,465)	$(31,065)

4

Amesite Inc.

Statement of Cash Flows

November 14, 2017 (date of incorporation) through December 31, 2017
Cash Flows from Operating Activities
Net loss	$(31,465)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	245
Changes in operating assets and liabilities which provided cash:
Prepaid expenses and other assets	(5,000)
Accrued and other liabilities	19,992
Net cash used in operating activities	(16,228)
Cash Flows Used in Investing Activities - Purchase of property and equipment	(12,900)
Cash Flows from Financing Activities
Advances from stockholder	28,728
Issuance of stock	400
Net cash provided by financing activities	29,128
Net Increase in Cash	-
Cash - Beginning of year	-
Cash - End of year	$-

5

Amesite Inc.

Notes to Financial Statements

December 31, 2017

Note 1 - Nature of Business

Amesite Inc. (the “Company”) was formed in 2017 and is in the early stages of research and development of educational software that may be used at higher educational institutions.

Through December 31, 2017, the company had yet to generate revenue from its services and products. The Company’s activities are subject to significant risks and uncertainties, including failure to secure additional funding to execute the current business plan.

Note 2 - Significant Accounting Policies

Basis of Accounting

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the financial statements. Actual results could differ from these estimates.

Property and Equipment

Property and equipment are recorded at cost. The straight-line method is used for computing depreciation. Assets are depreciated over their estimated useful lives (primarily three to seven years). Costs of maintenance and repairs are charged to expense when incurred.

Subsequent Events

The financial statements and related disclosures include evaluation of events up through and including May 1, 2018, which is the date the financial statements were available to be issued.

Note 3 - Property and Equipment

Property and equipment are summarized as follows:

Furniture and fixtures	$11,057
Computer equipment and software	1,843
Total cost	12,900
Accumulated depreciation	245
Net property and equipment	$12,655

Depreciation and amortization expense for 2017 was $245.

Note 4 - Capital Stock

The capital structure of the Company includes 6,000,000 authorized shares of Class A common stock and 4,000,000 authorized shares of Class B common stock. Both classes of stock have a par value of $0.0001 per share.

During 2017, the Company was incorporated with the issuance of 4,000,000 shares of Class B common stock to its founder and President.

As of December 31, 2017, there were 4,000,000 shares of Class B common stock issued and outstanding.

Class A and Class B common stock contain certain rights, privileges, and preferences including the following:

6

Amesite Inc.

Notes to Financial Statements

December 31, 2017

Note 4 - Capital Stock (Continued)

Dividend Rights

Holders of Class A and Class B common stock shall be entitled to receive on a pari passu basis, when and as declared by the Company’s Board of Directors, but only out of assets legally available, cash dividends or the rights to acquire capital stock. As of December 31, 2017, there were no declared or unpaid dividends.

Voting Rights

Class A common stock entitles the stockholder to one vote for each share held. Class B Common Stock entitles the stockholder to ten votes for each share held. Holders of Class A Common Stock and Class B Common Stock vote together as one class on all matters submitted to a vote or for the consent of the stockholders of the company. The Class B common stockholders, voting as a separate class, are entitled to elect two members of the board. These board members are entitled to two votes as a director at each meeting. Additional members of the board shall be elected by the holders of Class A and Class B common stockholders, voting together as a single class. These board members are entitled to one vote as a director at each meeting.

Conversion Rights

Any shares of Class B common stock may, at the option of the holder, be converted into one fully paid and nonassessable share of Class A common stock. Class B common stock automatically converts to one fully paid and nonassessable Class A common stock upon the transfer of a share or the death of a Class B stockholder.

2017 Equity Incentive Plan

In November 2017, the Company adopted the 2017 Equity Incentive Plan. The material terms of the 2017 Plan are as follows:

Eligible participants. All officers, directors, employees, consultants, agents and independent contractors, and persons expected to become officers, directors, employees, consultants, agents and independent contractors of the Company are eligible to receive awards under the 2017 Plan.

Shares authorized. The maximum plan pool size is 1,000,000 shares of the Class A common stock.

Award Types. Awards include options, stock appreciation rights, restricted stock, or restricted stock units.

As of December 31, 2017, there were no outstanding equity awards.

Note 5 - Related Party Transactions

The following is a description of transactions between the Company and related parties:

Advances from stockholder

At December 31, 2017, the Company had received advances from a stockholder totaling $28,728 to fund certain costs. Subsequent to year end, the Company received additional advances of approximately $205,000 to cover additional operating expenses.

7

Amesite Inc.

Notes to Financial Statements

December 31, 2017

Note 6 - Operating Leases

The Company is obligated under operating leases primarily for its offices. The lease requires the Company to pay insurance, utilities, and shared maintenance costs in addition to the monthly rent of $3,733. A refundable security deposit of $5,000 was also required as part of the lease. The lease expires in November 2018 and has a one year renewal option. Total rent expense under the lease was $5,973 for 2017.

Future minimum annual commitments under these operating leases are as follows:

Years Ending December 31	Amount

2018	$38,800

Note 7 - Income Taxes

For 2017, the Company’s activities have not generated any taxable income or tax liabilities. Accordingly, no tax expense, provision or deferred benefits have been recorded.

8

Amesite Inc.

Notes to Financial Statements

December 31, 2017

Note 8 - Subsequent events

In March 2018, the Company issued equity awards under the 2017 Equity Incentive Plan to purchase 883,334 shares of Class A common stock to officers, directors, employees and consultants.

On April 26, 2018, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among the Company, Lola One Acquisition Corporation, a Delaware corporation (“Lola One”), and Lola One Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Lola One (“Acquisition Sub”). Pursuant to the terms of the Merger Agreement, on April 27, 2018, Acquisition Sub merged with and into the Company with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Lola One (the “Merger”). Each issued and outstanding share of Class B common stock of the Company was converted into 1.4583333 shares of common stock of Lola One effective at the time of the Merger (the “Effective Time”). The Merger will be accounted for as a reverse recapitalization, with the Company considered the acquirer for accounting purposes. The Company’s equity awards for 883,334 shares of Class A common stock issued and outstanding immediately prior to the closing of the Merger were assumed and converted into equity awards for 1,288,195 shares of common stock of Lola One.

The Company will be party to the 2018 Equity Incentive Plan. 2,529,000 shares of common stock will be available for awards granted under the 2018 Plan, inclusive of 1,288,195 shares subject to options originally granted under the 2017 Plan.

Following the Effective Time of the Merger, on April 27, 2018, Lola One held an initial closing of a private placement offering (the “Offering”) in which it sold to accredited investors 2,126,652 shares of its common stock at a price of $1.50 per share (the “Offering Price”). Also, Lola One granted the investors in the Offering registration rights requiring it to register those shares of common stock for public resale. The pre-Merger stockholders of the Company and Lola One became parties to the registration rights agreement and became entitled to such registration rights. Concurrent with the initial closing, other investors purchased 895,834 shares of Lola One’s common stock at a discounted price of $1.20 per share for aggregate gross proceeds of approximately $1,075,000 to Lola One.

In connection with the Offering, Lola One agreed to pay its placement agent, a U.S. registered broker-dealer, or the Placement Agent, (i) a cash commission of 10% of the gross proceeds raised from investors in the Offering introduced by them, and to issue to the Placement Agent warrants to purchase a number of shares of common stock equal to 10% of the number of shares of common stock sold to investors in the Offering introduced by them, with a term of five years from the initial closing date of the Offering, or any subsequent closing at an exercise price of $1.50 per share.

9